SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            Tower Semiconductor Ltd.
             (Exact Name of Registrant as Specified in Its Charter)
                                     Israel
         (State or Other Jurisdiction of Incorporation or Organization)
                                 Not Applicable
                      (I.R.S. Employer Identification No.)
                          Ramat Gavriel Industrial Park
                           Migdal Haemek, Israel 23105
                    (Address of Principal Executive Offices)

                        Employee Share Option Plan 2003/1

                              (Full Title of Plan)

                             Tower Semiconductor USA

                       4300 Stevens Creek Blvd., Suite 175

                           San Jose, California 95129

                                Tel: 408-551-6500

                             Facsimile: 408-551-6509

            (Name, address and telephone number of agent for service)



                        Copies of all Correspondence to:

    DAVID H. SCHAPIRO, ESQ.                         SHELDON KRAUSE, ESQ.
       Yigal Arnon & Co.                     Ehrenreich Eilenberg & Krause LLP
       1 Azrieli Center                              11 East 44th Street
    Tel Aviv, 67021 Israel                           New York, NY 10017
      Tel: 972-3-608-7855                            Tel: 212-986-9700


                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- ------------- ---------------------- ----------------
Title of Securities to be        Amount to be          Proposed      Proposed  Maximum      Amount of
Registered                       Registered            Maximum       Aggregate Offering     Registration
--------------------------       ----------------      Offering      Price(1)               Fee
                                                       Price Per     ---------------        ------------------
                                                       Share(1)
                                                       --------------
-------------------------------- --------------------- ------------- ---------------------- ----------------
Ordinary Shares, par               2,780,420 (2)(3)         $3.965   $ 11,025,217           $891.94
value NIS 1.00 per share
("Ordinary Shares")
-------------------------------- --------------------- ------------- ---------------------- ----------------

(1) Calculated solely for the purpose of determining the registration fee based upon the assumed offering prices of the shares determined pursuant to Rule 457(h) under the Securities Act of 1933, based upon the weighted average offering price per share of the options granted and available for grant under Registrant's Employee Share Option Plan 2003/1. With respect to the 1,043,000 shares purchasable upon exercise of outstanding options granted to date under such Plan , the Proposed Maximum Offering Price Per Share is $2.983, the exercise price per share of such options. With respect to the 1,0737,420 shares that may be issued pursuant to options which may be granted in the future pursuant to such Plan, the Proposed Maximum Offering Price Per Share is $4.555, which represents the average of the high and low sales prices of the Ordinary Shares as quoted through the Nasdaq National Market on August 5, 2003.

(2) Represents shares that may be issued pursuant to which may be granted pursuant to the Registrant's Employee Share Option Plan 2003/1.

(3) This Registration Statement also registers an indeterminate number of Ordinary Shares which may become issuable pursuant to the anti-dilution provisions of the plans and options to which this Registration Statement relates.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.


THE COMPANY HAS RECEIVED FROM THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AN EXEMPTION PURSUANT TO THE RELEVANT PREVAILING LAWS OF THE STATE OF ISRAEL, WITH RESPECT TO OFFERING OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS TO THE EMPLOYEES OF THE COMPANY.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Tower Semiconductor Ltd., a company organized under the laws of the State of Israel (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

o Annual Report on Form 20-F for the year ended December 31, 2002 (filed on April 14, 2003).

o        Report on Form 6-K dated December 2002 (filed on January 7, 2003).

o        Report on Form 6-K dated February 2003 (filed on February 25, 2003).

o        Report on Form 6-K dated March 2003 (filed on March 4, 2003).

o        Report on Form 6-K dated March 2003 No. 2 (filed on March 11, 2003).

o        Report on Form 6-K dated April 2003 (filed on May 2, 2003).

o        Report on Form 6-K dated May 2003 (filed on May 6, 2003).

o        Report on Form 6-K dated May 2003 No. 2 (filed on May 22, 2003).

o        Report on Form 6-K dated July 2003 (filed on July 23, 2003).

o        Report on Form 6-K dated August 2003 (filed on August 12, 2003).

o The description of the Company's Ordinary Shares which is contained in its Registration Statement on Form 8-A declared effective on October 25, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Israeli Companies Law, or the Companies Law, provides that a company may include in its articles of association provisions allowing it to:

1. partially or fully exempt, in advance, an office holder of the company from his responsibility for damages caused by the breach of his duty of care to the company;

2. enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his capacity as an office holder of the company with respect to the following:

(a)      the breach of his duty of care to the company or any other person;

(b) the breach of his fiduciary duty to the company to the extent he acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company; and

(c) monetary liabilities or obligations which may be imposed upon him in favor of other persons;

3.       indemnify an office holder of the company for:

(a) monetary liabilities or obligations imposed upon him in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator's decision approved by a court, by reason of acts or omissions of such person in his capacity as an office holder of the company; and

(b) reasonable litigation expenses, including attorney's fees, actually incurred by such office holder or imposed upon him by a court, in an action, suit or proceeding brought against him by or on behalf of the company or by other persons, or in connection with a criminal action from which he was acquitted, or in connection with a criminal action which does not require criminal intent in which he was convicted, in each case by reason of acts or omissions of such person in his capacity as an office holder.

         The Companies Law provides that a company's articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, provided such undertaking is limited to types of occurrences, which, in the opinion of the company's board of directors, are, at the time of the undertaking, foreseeable and to an amount the board of directors has determined is reasonable in the circumstances.

         The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

o        a breach of his fiduciary duty, except to the extent described above;

o a breach of his duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences;

o an act or omission done with the intent to unlawfully realize personal gain; or

o        a fine or monetary settlement imposed upon him.

         Under the Companies Law, the term "office holder" includes a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person's title.

         The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company requires, pursuant to the Companies Law, the approval of the company's audit committee and board of directors, and, in certain circumstances, including if the office holder is a director, the approval of the company's shareholders.

         Our Articles of Association have been amended to allow for indemnification of, and procurement of insurance coverage for our officers and directors to the maximum extent provided for by the Companies Law.

         We have entered into an insurance contract for directors and officers and have procured indemnification insurance for our office holders to the extent permitted by our Articles of Association. We have approved the indemnification of our office holders up to 25% of our then current fully paid up equity (in addition to any amounts paid under an insurance coverage) with respect to each case of indemnification (including all matters connected therewith), by authorizing and empowering us to enter into Exemption and Indemnification Agreements with our office holders. We have never had the occasion to indemnify any of our office holders.



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable



ITEM 8. EXHIBITS.

4.1.............       Memorandum of the Registrant (incorporated by reference to exhibit
                       3.1 to the Registrant's Registration Statement on Form S-1,
                       33-83126)
4.2.............       Articles of Association of the Registrant (incorporated by reference to exhibit 1.1 to the Registrant's Report on Form 20-F for the year ended December 31, 2000)
4.3.............       Employee Share Option Plan 2003/1 (with form of grant letter to
                       Israeli employees)
4.4.............       Form of Grant Letter to U.S. Employees
5.1.............       Opinion of Yigal Arnon & Co.
23.1............       Consent of Yigal  Arnon & Co.  (included  in the  opinion  filed as
                       Exhibit 5.1)
23.2............       Consent of Brightman Almagor & Co.
24.1...........        Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
                  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

         (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Migdal Haemek, Israel, on the ___th day of August, 2003.



                                Tower Semiconductor Ltd.



                                By: /S/CARMEL VERNIA
                                Carmel Vernia
                                Chairman of the Board of Directors and

                                Acting Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Carmel Vernia with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints Carmel Vernia, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


/S/ CARMEL VERNIA
--------------------------
Carmel Vernia, Chairman and Director and Acting Chief Executive Officer August___, 2003

/S/ AMIR HAREL
--------------------------
Amir Harel, Vice President and Chief Financial Officer (principal financial and accounting officer)
August___, 2003

/S/ IDAN OFFER
--------------------------
Idan Offer, Director
August ___, 2003

/S/ EHUD HILLMAN
--------------------------
Ehud Hillman, Director
August ___, 2003

/S/ ELI HARARI
--------------------------
Eli Harari, Director
August ___, 2003

/S/ MIIN WU
--------------------------
Miin Wu, Director
August ___, 2003

/S/ N.D. REDDY
--------------------------
N.D. Reddy, Director
August ___, 2003

/S/ ZEHAVA SIMON
--------------------------
Zehava Simon, Director
August___, 2003

/S/ HANS ROHRER
--------------------------
Hans Rohrer, Director
August_____, 2003

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Tower Semiconductor USA
By: /S/ HAROLD BLOMQUIST
----------------------------------------
Harold Blomquist
Chief Executive Officer

                                                    EXHIBIT INDEX


Exhibit No.              Exhibit                                                           Sequentially
                                                                                           Numbered Page
4.1                      Memorandum of the Registrant (incorporated by
                         reference to exhibit 3.1 to the Registrant's
                         Registration Statement on Form S-1, 33-83126)

4.2                      Articles of Association of the Registrant
                         (incorporated by reference to exhibit 1.1 to the Registrant's Report on Form 20-F for the year ended December 31, 2000)

4.3 Employee Share Option Plan 2003/1 (with form of grant letter to Israeli employees)

4.4                      Form of Grant Letter to U.S. Employees

5.1                      Opinion of Yigal Arnon & Co.

23.1 Consent of Yigal Arnon & Co. (included in the opinion filed as Exhibit 5.1)

23.2                     Consent of Brightman Almagor & Co.

24.1                     Power of Attorney (included on signature page)
